Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Dominion Minerals Corp., (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Form 10 of Dominion Minerals Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 30, 2014

/s/ Pinchas Althaus
Pinchas Althaus
Chief Executive Officer
(principal executive officer)

/s/ Diego E. Roca
Diego E. Roca
Chief Financial Officer
(principal financial officer and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.